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Exhibit 1.2

AMENDMENT TO PURCHASE AGREEMENT

October 4, 2007

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
TD SECURITIES (USA) INC.
SCOTIA CAPITAL (USA) INC.
BMO CAPITAL MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION
NBF SECURITIES (USA) CORP.
HSBC SECURITIES (USA) INC.

As Initial Purchasers
c/o CITIGROUP GLOBAL MARKETS INC.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Reference is made to the Purchase Agreement, dated September 26, 2007 (the "Purchase Agreement"), among Quebecor Media Inc., a company incorporated under the laws of the Province of Québec (the "Company"), and Citigroup Global Markets Inc., Banc of America Securities LLC, TD Securities (USA) LLC, Scotia Capital (USA) Inc., BMO Capital Markets Corp., RBC Capital Markets Corporation, NBF Securities (USA) Corp. and HSBC Securities (USA) Inc. (the "Initial Purchasers"), in connection with the issuance and sale by the Company of U.S.$700,000,000 principal amount of 7 3/4% Senior Notes due March 15, 2016 (the "Notes").

        In connection with the Purchase Agreement, the parties agree that:

  (i)
  Section 3(o) is hereby added to the Purchase Agreement:

            (o)   Repayment of Bridge Facility.    The Company shall repay all borrowings and other amounts outstanding under, and terminate, the Bridge Agreement in a manner acceptable to the Initial Purchasers on October 9, 2007.

  (ii)
  In consideration of and reliance on paragraph (i) above, Section 5(i) of the Purchase shall be deemed to be deleted in its entirety and replaced with 'Intentionally Omitted'.

  (iii)
  This amendment to the Purchase Agreement (this "Amendment") shall be deemed to amend and form part of the Purchase Agreement and the covenants contained herein shall survive the delivery of and payment for the Notes.

  (iv)
  All other terms and provisions of the Purchase Agreement not specifically amended by this Amendment shall remain in full force and effect and shall govern the Purchase Agreement and this Amendment.

        If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
QUEBECOR MEDIA INC.

By:	/s/ Louis Morin Name: Louis Morin Title: Vice President and Chief Financial Officer

CITIGROUP GLOBAL MARKETS INC.
BANC OF AMERICA SECURITIES LLC
TD SECURITIES (USA) LLC
SCOTIA CAPITAL (USA) INC.
BMO CAPITAL MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION
NBF SECURITIES (USA) CORP.
HSBC SECURITIES (USA) INC.

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Timothy P. Dilworth Name: Timothy P. Dilworth Title: Director

Accepted and agreed to as of the date first written
on behalf of itself and the several Initial Purchasers

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AMENDMENT TO PURCHASE AGREEMENT